                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          WILSHIRE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                           WILSHIRE TECHNOLOGIES, INC.
                                5861 EDISON PLACE
                           CARLSBAD, CALIFORNIA 92008


                                                                   April 6, 1999
To Our Shareholders:


         You are cordially invited to attend the Annual Meeting of Shareholders of Wilshire Technologies, Inc. (the "Company") which will be held at 10:00 a.m. on May 26, 1999 at the Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California, 92037. All holders of the Company's outstanding Common Stock as of March 29, 1999 are entitled to vote at the meeting.

         Enclosed is a copy of the Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card. A current report on the business operations of the Company will be presented at the meeting and shareholders will have an opportunity to ask questions.

         We hope you will be able to attend. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.



                                            Sincerely,



                                            Kevin T. Mulvihill
                                            Chief Executive Officer

                           WILSHIRE TECHNOLOGIES, INC.
                                5861 EDISON PLACE
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 929-7200


                                  -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 26, 1999


                                  -------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Wilshire Technologies, Inc., a California corporation (the "Company"), will be held at 10:00 a.m. on May 26, 1999 at the Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California, 92037 for the following purposes:

         1.       To elect five directors; and

         2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

                  The Board of Directors has fixed the close of business on March 29, 1999, as the record date for the determination of shareholders entitled to notice of and vote at the Meeting and all adjournments thereof.



                                            By Order of the Board of Directors



                                            Kevin T. Mulvihill
                                            Chief Executive Officer
Dated:  April 6, 1999

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                           WILSHIRE TECHNOLOGIES, INC.
                                5861 EDISON PLACE
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 929-7200


                                  -------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS


                             TO BE HELD MAY 26, 1999


                                  -------------

                                VOTING AND PROXY



         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wilshire Technologies, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on May 26, 1999 at the Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037 (the "Meeting") and at any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" the election as directors of the five nominees listed thereon. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy or by voting at the Meeting in person.

         At the close of business on March 29, 1999, the record date for determining shareholders entitled to notice of and to vote at the Meeting, the Company had issued and outstanding 12,943,385 shares of Common Stock, no par value per share (the "Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Meeting. In voting for directors, however, if any shareholder gives notice at the Meeting, prior to voting, of an intention to cumulate votes, then each shareholder has the right to cumulate votes and to give any one or more of the nominees whose name has been placed in nomination prior to the voting a number of votes equal to the number of directors to be elected (i.e., five) multiplied by the number of shares which the shareholder is entitled to vote. The nominees (up to the number to be elected) receiving the highest number of votes will be declared elected. Discretionary authority to cumulate votes and distribute such votes among some or all of the nominees in the event that cumulative voting is invoked by any shareholder is solicited by the Board of Directors. Only shareholders of record at the close of business on March 29, 1999 are entitled to notice of and to vote at the Meeting or at any adjournments thereof.

         The Company will pay the expenses of soliciting proxies for the Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. The Company has retained Corporate Investor Communications, Inc. to assist in distributing materials for the Meeting at a fee plus out-of-pocket expenses that are expected to aggregate $1,300. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about April 12, 1999 to all shareholders entitled to vote at the Meeting.

         The matters to be considered and acted upon at the Meeting are referred to in the preceding notice and are more fully discussed below.


                              ELECTION OF DIRECTORS

         Directors are elected annually and hold office until the next annual meeting of shareholders or until their respective successors are elected and shall qualify. It is intended that the proxies solicited by the Board of Directors will be voted for election of the five persons listed under "Nominees for Director" unless a contrary instruction is made on the proxy. If for any reason one or more of these nominees should be unavailable as a candidate for director, an event which is not anticipated, the persons named in the accompanying proxy will vote for another candidate or candidates nominated by the Board of Directors.

         The table on page 5 sets forth certain information as of March 29, 1999 with respect to (i) the present directors, who are also the nominees and (ii) all directors and executive officers of the Company. Directors are elected by a plurality of the votes cast by the shareholders. Therefore, shares not voted, whether by abstaining or broker non-vote (in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) do not affect the election of directors.

         The securities "beneficially owned" by an individual shown in the table are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same residence as such individual, as well as other securities as to which the individual has or shares voting or investment power or which the individual has the right to acquire before May 29, 1999 (60 days after the March 29, 1999 record date) under stock options or warrants. Beneficial ownership may be disclaimed as to certain of the securities. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, except to the extent that authority is shared by spouses under applicable law.

                                         Number of Shares          Director           Percent of Class of
Name                         Age        Beneficially Owned           Since               Common Stock
----                         ---        ------------------         --------           -------------------
Ronald W. Cantwell            55                  0(1)         December 6, 1996               *
John Van Egmond               49            122,000(2)         December 31, 1996              *
Charles H. Black              72             25,000(3)         June 23, 1997                  *
Joe E. Davis                  64             25,000(3)         June 23, 1997                  *
Ralph V. Whitworth            43             25,000(3)         April 2, 1997                  *

All Directors and Executive Officers of
the Company as a Group (eight persons)      246,999(4)                                      1.9%


------------------


*Less than 1% of the 12,943,385 shares outstanding on March 29, 1999

(1) Mr. Cantwell disclaims direct beneficial ownership of 9,416,430 shares of Common Stock and of Warrants to purchase shares of Common Stock owned by Trilon Dominion Partners, L.L.C. Mr. Cantwell is the holder of 100% of the capital stock of VC Holdings, Inc. which is the sole manager of and owns 100% of the voting Class A membership interest in Trilon Dominion Partners, L.L.C.

         Mr. Cantwell as an employee of Trilon Dominion Partners, L.L.C., is prohibited by that company's policies from investing in securities of companies within the investment group of Trilon Dominion Partners, L.L.C., which includes the Company.

(2) Includes 102,000 shares that Mr. Van Egmond has the right to acquire upon exercise of currently exercisable non-qualified stock options.

(3) Represents shares of Common Stock which the named person has the right to acquire upon exercise of currently exercisable non-qualified stock options. Does not include 21,000 shares purchasable on exercise of options that are not exercisable before May 29, 1999.

(4) Includes shares which such persons have the right to acquire on exercise of options that are exercisable or become exercisable before May 29, 1999.

INFORMATION CONCERNING THE NOMINEES AND EXECUTIVE OFFICERS

NOMINEES FOR DIRECTOR

RONALD W. CANTWELL has been a Director and Chairman of the Board of the Company since December 6, 1996, and has served as President of Trilon Dominion Partners, L.C.C. since its inception in June 1995. Prior to joining Trilon Dominion, Mr. Cantwell served as the President of The Catalyst Group, Inc. where he successfully executed a variety of merchant banking activities and managed the operations of a diverse mix of utility assets. Approximately $2 billion of these assets were successfully divested under Mr. Cantwell's direction. In addition, he has been involved in advising numerous mergers and acquisitions and restructuring matters for the Edper Group, the principal investor in Catalyst. Prior to joining Catalyst, Mr. Cantwell spent 19 years in the practice of public accounting, most recently with Ernst & Young where he was a tax partner and headed the Dallas-based Mergers and Acquisitions practice. While at Ernst & Young, Mr. Cantwell was instrumental in structuring mergers, acquisitions, recapitalizations, and dispositions on behalf of several Fortune 500 and many of the southwest's most acquisition-oriented entities. Mr. Cantwell is a Certified Public Accountant. Mr. Cantwell presently is a director of EPL Technologies, Inc., a publicly owned company.

JOHN VAN EGMOND was President and Chief Executive Officer from December 31, 1996 to January 31, 1999 and has been a director of the Company since December 31, 1996. Mr. Van Egmond also was affiliated with Trilon Dominion Partners, L.L.C. and he has been President, Chief Executive Officer and a director of Century Power Corporation from 1989 to January 1999. Prior to 1989, Mr. Van Egmond was Vice President and Controller of Century. Prior to joining Century, Mr. Van Egmond held various financial positions from 1972 to 1984 with Tucson Electric Power Company. Mr. Van Egmond is a Certified Public Accountant and holds a B.S. from Montana State University.

CHARLES H. BLACK rejoined the Board in June, 1997. He had been a director of the Company from February, 1993 until August, 1996. Mr. Black is a private investor who serves on the Board of Governors of the Pacific Stock Exchange and is a director of Investment Company of America, JMC Group, Inc. and Anworth Mortgage Asset Corp. and is a trustee of American Variable Insurance Series. Previously, Mr. Black was Executive Vice President and Chief Financial Officer of Kaiser Steel Corporation, Executive Vice President and Chief Financial Officer of Great Western Savings & Loan, and Vice President and Treasurer of Litton Industries.

JOE E. DAVIS rejoined the Board in June, 1997. He had been a director of the Company from February 1993 until November, 1996. Mr. Davis is a private investor who serves as a director for BMC Industries and Anworth Mortgage Capital Corporation, and is a Trustee of American Variable Insurance Series. Previously, Mr. Davis was the President and Chief Executive Officer of National Health Enterprises, Inc.

RALPH V. WHITWORTH joined the Board in April, 1997. Mr. Whitworth is the Managing Member of Relational Investors L.L.C, an investment management firm specializing in publicly traded equities. He is also a Partner in Batchelder & Partners, Inc., a merchant banking and investment banking firm based in La Jolla, California, and is a director of C.D. Radio, Inc., Apria Healthcare

Group and Waste Management, Inc. Previously, Mr. Whitworth was President of Whitworth and Associates, a Washington, D.C. based corporate advisory firm where he advised major corporations and investors on investments, proxy contests, acquisitions and board policy. He also served as President of the United Shareholders Association from 1986 until 1994. In prior positions, Mr. Whitworth served as President of Development at United Thermal Corporation, and as assistant to the General Partner at Mesa Limited Partnership.

OTHER EXECUTIVE OFFICERS

KEVIN MULVIHILL (age 49) has been President and CEO since February 1, 1999. Mr. Mulvihill joined the Company in August 1998 as Executive Vice President. From 1996 to joining the Company, Mr. Mulvihill was Vice President and General Manager of Fisher Scientific. Previously, Mr. Mulvihill held a number of positions for over eleven years at Devon Industries, Inc. Mr. Mulvihill graduated from Temple University with a B.S. and holds an ED.M from Temple University as well.

KATHLEEN E. TERRY (age 45) joined the Company on February 8, 1999 as Vice President and Chief Financial Officer. From 1997 to November 1998, Ms. Terry was Vice president and Chief Financial Officer for Advanced BioResarch Associates, a privately held FDA regulatory and clinical consulting firm. Previously, Ms. Terry has held various Chief Financial Officer positions with both public and privately held companies, including Norris Communications Inc., BioSafety Systems and IRT Corporation. Ms.Terry is a Certified Public Accountant and holds a B.S. of Accounting from San Diego State University.

JAMES W. KLINGLER (age 51) was the Company's Vice President, Chief Financial Officer, Secretary and Treasurer from October, 1994 until January 31, 1999. From 1990 to October 1994, Mr. Klingler was Vice President, Controller of the Optical Division of Allergan, Inc. Prior to joining Allergan, Mr. Klingler held various financial positions with Pepsico, Inc., Schering-Plough Corp., and Continental Group, Inc. Mr. Klingler is a Certified Management Accountant and holds a B.A. from Ohio State University, and an M.B.A. from Columbia University.

PAUL FENNELL (age 39) joined in Company in May 1998 and serves as Vice President of Operations. Prior to joining the Company, Mr. Fennell was employed by Sage Products, Inc. for over five years to start up and manage their glove manufacturing facility. Previously, Mr. Fennell held various management positions in operations and distribution with Johnson and Johnson and Allenbach Industries.

OTHER SIGNIFICANT EMPLOYEES

FRED PISACANE (age 42) joined the Company in July, 1991, and is Vice President of Sales and Marketing. Prior to joining the Company, Mr. Pisacane spent twelve years with Baxter Scientific Products, a leading distributor of clean room products.

BOARD OF DIRECTORS MEETINGS; DIRECTORS COMPENSATION.

         The Board of Directors of the Company held five meetings during the fiscal year ended November 30, 1998. The Board of Directors has a Compensation Committee (which in fiscal 1998 consisted of Directors Black and Whitworth) which makes recommendations concerning salaries and incentive compensation for employees of the Company, and an Audit Committee (which in fiscal 1998 consisted of Directors Black and Davis) which reviews the results and scope of the audit and other services provided by the Company's independent auditors. During the fiscal year ended November 30, 1998 the Compensation Committee held no meetings and the Audit Committee held one meeting. The Board of Directors does not have a Nominating Committee. All directors attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which they serve.

         All directors hold office until the next annual meeting of shareholders of the Company and the election and qualification of their successors. Officers are elected annually by, and serve at the discretion of, the Board of Directors.

         Directors are reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors meetings and receive $500 for each meeting attended plus annual non-qualified stock options to purchase 2,000 shares of the Company's Common Stock, which options are granted every June 30 at fair market value pursuant to the Company's Stock Option Plans. Mr. Cantwell waived the right to receive the 2,000 share option granted on June 30, 1998 at an exercise price of $0.34. Messrs. Van Egmond and Cantwell's director's fees were paid during the fiscal year ended November 30, 1998 to VC Holdings, Inc. in accordance with the policies of Trilon Dominion Partners, L.L.C.

EXECUTIVE COMPENSATION.

         The table that follows shows the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended November 30, 1998.

                                    SUMMARY COMPENSATION TABLE
                          -------------------------------- ----------------------------------------
                                ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                          ---------- ----------- --------- -------------------------- -------------
                                                                    AWARDS              PAYOUTS
                                                           -------------------------- ------------- -------------
                                                                         SECURITIES
                                               OTHER                     UNDERLYING
                                               ANNUAL      RESTRICTED     OPTIONS/                   ALL OTHER
     NAME AND                                  COMPEN-        STOCK         SARS      LTIP PAYOUTS    COMPEN-
     PRINCIPAL              SALARY     BONUS   SATION ($)   AWARD(S)        (#)           ($)          SATION
     POSITION     YEAR       ($)        ($)       (E)          ($)          (G)           (H)           ($)
        (A)        (B)       (C)        (D)                    (F)                                      (I)
    ------------ -------- ----------- -------- ----------- ------------ ------------- ------------- -------------
    JOHN VAN
    EGMOND,
    CHIEF
    EXECUTIVE     1998    $140,673                                                                    $ 2,000(1)
    OFFICER       1997    $ 50,000(2)                                      102,000                    $ 2,000(1)
    AND
    PRESIDENT

    KEVIN
    MULVIHILL,    1998    $ 43,350(3)                                      500,000                    $27,600(4)
    EXECUTIVE
    VICE
    PRESIDENT

    JAMES         1998    $116,346
    KLINGLER,     1997    $112,000                                          50,000
    CHIEF
    FINANCIAL                                                              135,000(5)
    OFFICER

                  1996    $131,058                                           2,000                    $57,398(6)
    STEPHEN P.
    SCIBELLI,
    JR., CHIEF
    EXECUTIVE
    OFFICER

    ------------ -------- ----------- -------- ----------- ------------ ------------- ------------- -------------

         (1) Represents director fees paid to VC Holdings, Inc., an affiliate of Trilon Dominion Partners, L.L.C.

         (2) Mr. Van Egmond received no cash compensation from the Company in fiscal 1997 but did receive $50,000 cash compensation from Trilon Dominion Partners, L.L.C. in that year. The Company recorded this amount as a contribution to capital and charged it to general and administrative expenses in 1997.

          (3) Mr. Mulvihill joined the Company in August 1998.

          (4) Represents a non-accountable car allowance of $600 per month and the cost of a furnished apartment, pending Mr. Mulvihill's relocation. See "Employment Agreements", below.

          (5) See "Option Grants".

          (6) Of the amount shown, $18,314 represents one-half of the premium paid by the Company during fiscal 1996 on an insurance policy with present death benefits of $1,263,000 on the life of Mr. Scibelli, of which Mr. Scibelli is the beneficiary. The other one-half of the premium is paid by Advanced Materials, Inc. pursuant to an Asset Purchase Agreement dated

November 30, 1990 with the Company. The remaining $39,084 represents $31,848 in accrued vacation paid on Mr. Scibelli's resignation and $7,236 in medical payments not covered by the Company's group medical insurance plan in which Mr. Scibelli participated. Under the Asset Purchase Agreement, the Company remains obligated to pay one-half of the premium on the life insurance policy mentioned above until the policy is paid-up, and to pay one-half of the cost of a new Mercedes Benz 300 SEL automobile.

OPTION GRANTS

         The following table shows stock options granted pursuant to the Company's Stock Option Plans during the fiscal year ended November 30, 1998, to the executive officers named in the Summary Compensation Table above. No stock appreciation rights were granted.


                                        PERCENT OF TOTAL OPTIONS
                          OPTIONS       GRANTED TO EMPLOYEES IN      EXERCISE PRICE       EXPIRATION
NAME                      GRANTED       FISCAL YEAR                  (PER SHARE)          DATE
---------                 --------      ------------------------     --------------       ----------
 John  Van Egmond            2,000               0.3%                   $0.34            June 30, 2003
 Kevin Mulvihill           500,000              73.5%                   $0.50            August 17,2008



         On November 21, 1997 the Board of Directors voted to offer all holders of employee stock options with an exercise price above $0.625 per share the opportunity to exchange their options for new options having an exercise price of $0.625 per share, the fair market value of the Company's common stock on that day, but otherwise having the same duration, vesting schedule and other terms as the outstanding options. The options on 543,500 shares that were exchanged pursuant to such offer include options on 135,000 shares with exercise prices between $1-5/8 and $2 per share, which were exchanged on November 21, 1997 by Mr. Klingler for new options on 135,000 shares with exercise prices of $0.625 per share.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         For an exchange of options by Mr. Klingler see the immediately preceding paragraph.

         The table that follows shows the number of shares of the Company's Common Stock acquired upon exercise of options, the value realized therefor, the number of unexercised options at November 30, 1998 and the value of unexercised in-the-money options at November 30, 1998 (based on a closing price of $0.50 per share) for the executive officers named in the Summary Compensation Table above, none of whom received any stock appreciation rights during fiscal 1998 or held any at November 30, 1998.

                                                                                                      Value of Unexercised
                                                                   Number of Unexercised              In-the-Money Options
                                                                Options at November 30, 1998         at November 30, 1998(1)
                                                             ----------------------------------- --------------------------------

                           Shares Acquired on
       Name                Exercise (Number)   Value        Exercisable        Unexercisable    Exercisable    Unexercisable
                                               Realized
       -------------------------------------------------------------------------------------------------------------------------
       John Van Egmond             0             $  0         100,000                2,000         $    0          $ 320
       Kevin Mulvihill             0             $  0               0              500,000         $    0          $   0
       James W. Klingler           0             $  0         178,333               16,667         $    0          $   0

------------

(1) Represents the amounts by which the market price of the common stock of the Company on November 30, 1998 exceeded the exercise prices of unexercised options multiplied by the number of shares subject to the options.

EMPLOYMENT AGREEMENTS

         On January 1, 1998 the Company entered into an employment agreement with Mr. Van Egmond as Chief Executive Officer, for a term of one year with a provision for one-year renewals. Mr. Van Egmond's annual compensation is $175,000. The Employment Contract provides that the Company may terminate Mr. Van Egmond's employment under the Agreement at any time without cause. In that event, or if the Company does not agree to renew the Employment Agreement, Mr. Van Egmond will receive as severance pay an amount equal to six months of his then salary, payable in six equal monthly installments. The contract was terminated on January 31, 1999 and Mr. Van Egmond will receive severance pay of $43,750, payable in three equal monthly installments through May 31, 1999, with a contingent obligation to pay an additional three months severance of $ 43,750 for the months of June through August 31, 1999.

         On August 17, 1998 the Company entered into an employment agreement with Mr. Kevin Mulvihill as Executive Vice President, for a term of one year with a provision for one-year renewals at an annual compensation of $165,000. When Mr. Mulvihill became the Company's President and Chief Executive Officer on February 1, 1999, his salary was increased to $185,000 and certain other amendments were made to the employment agreement. The amended Agreement provides that the Company may terminate Mr. Mulvihill's employment under the Agreement at any time without cause. In that event, or if the Company does not agree to renew the Employment Agreement, Mr. Mulvihill will receive as severance pay an amount equal to nine months of his then salary, payable in nine equal monthly installments. Pursuant to the contract Mr. Mulvihill was granted an option covering 500,000 shares with an exercise price of $0.50, being the fair market value on the effective date of the Agreement. Mr. Mulvihill is also eligible for a bonus up to 30% of base salary based upon a Board approved sales and profitability plan. If Mr. Mulvihill relocates his residence to San Diego, the Company is committed to reimburse Mr. Mulvihill for closing costs, and any additional interest points paid to reduce the mortgage rate on a 30-year fixed mortgage of $320,000 to 7.625%.

         Mr. Mulvihill is also entitled to participate in the Company's compensation and benefit programs available to officers at his level.



              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         On January 4, 1996, Trilon Dominion Partners, L.L.C. ("Trilon") owned the following securities of the Company:

         (a)      Its Promissory Note for $5,000,000 (the "Promissory Note").

         (b) Its Promissory Note for $2,700,000 (subsequently increased to $3,100,000) (the "Grid Promissory Note").

         (c) Warrant (the "May Warrant") entitling the holder to purchase initially 1,250,000 shares of the Company's Common Stock, subject to adjustment to protect against dilution.

         (d) Warrant (the "November Warrant") entitling the holder to purchase initially 30,000 shares of the Company's Common Stock, subject to adjustment to protect against dilution.

         (e)      940,000 shares of the Company's Common Stock.

         On January 5, 1996, pursuant to an Exchange Agreement dated January 5, 1996, (i) Trilon cancelled the Promissory Note and all except $400,000 principal amount of the Grid Promissory Note, together with interest accrued on the cancelled principal amounts; (ii) Trilon surrendered the May Warrant and the November Warrant; and (iii) the Company issued to Trilon 8,441,430 shares of the Company's authorized but theretofore unissued Common Stock. On January 10, 1996, the Company paid the remaining $400,000 principal amount on the Grid Promissory Note, together with interest accrued thereon.

         On January 5, 1996, the Company and Trilon Dominion entered into a Credit Agreement (the "Agreement") for a credit line of $1,000,000 secured by the Company's assets. Under the terms of the Agreement, the principal was due on June 30, 1996 and the interest was payable monthly at a rate of prime plus 3.75%. In connection with the loan, the Company issued Trilon Dominion a five-year warrant that entitles Trilon Dominion to purchase 100,000 shares of the Company's authorized but unissued common stock at an exercise price of $0.75 per share, subject to adjustment to protect against dilution. The warrant is exercisable immediately and expires on January 5, 2001. Also, under the terms of the Agreement, the Company issued Trilon Dominion a second five-year warrant which became exercisable when the Company and Trilon Dominion amended the Agreement to extend the termination date of the Agreement to December

31, 1996. The second warrant entitles Trilon Dominion to purchase 25,000 shares of the Company's authorized but unissued common stock at an exercise price of $1.75 per share and it expires on January 5, 2001. The holder of each of such five-year warrants may, without payment to the Company, convert the warrant in whole or in part into shares of the Company's common stock having a market value equal to the difference between (x) the market value per share of common stock multiplied by the number of warrants that are converted and (y) the warrant exercise price, multiplied by the number of warrants that are converted.

         The Agreement was amended further on September 30, 1996, April 15, 1997, and September 19, 1997. Each amendment increased the credit line by $1,000,000, up to a total of $4,000,000, and extended the termination date, to June 30, 1998. Trilon Dominion received a warrant to purchase 100,000 shares at the market price with each credit line increase, and a warrant to purchase 25,000 shares at the market price with each termination date extension. Warrants for 225,000 shares were issued in each of fiscal years 1996 and 1997 and warrants for 50,000 shares were issued in fiscal year 1998. The Company recorded the estimated fair value of the warrants issued in fiscal year 1997 and fiscal year 1998 at $0.07 per underlying common share with a corresponding charge to earnings of $16,000 in fiscal 1997 and $3,500 in fiscal year 1998.

         On January 7, 1998, February 17, 1998 and March 10, 1998, the Company and Trilon Dominion completed Demand Notes, each for $250,000 at an interest rate of 12.25%, to fund the Company's ongoing operations until a new credit facility could be completed.

         On March 31, 1998 the Company and Trilon Dominion completed an Amended and Restated Credit Agreement and Revolving Line of Credit (the "Amended Agreement":) which included the principal of $4,000,000 from the previous Agreement and Amendments, the principal of $750,000 from the three Demand Notes, the accrued interest and management fees of $543,297 on the Agreement and Notes, and a new credit line commitment of $2,200,000. Under the terms of the Amended Agreement, the principal of $7,493,297 was due on December 31, 1998, and the interest was payable quarterly at an annual rate of 11.5%. In connection with the Amendment Agreement, the Company paid Trilon $100,000 for debt issuance costs and issued Trilon Dominion a five-year warrant that entitles Trilon Dominion to purchase 650,000 shares of the Company's authorized but unissued common stock at an exercise price of $0.41 per share, subject to adjustment to protect against dilution. The warrant is exercisable immediately and expires on March 31, 2003. The Company recorded the estimated fair value of the warrant to purchase 650,000 shares as a debt issuance cost in the second quarter of fiscal year 1998 at $0.07 per underlying common share. On December 31, 1998, under the terms of the Amended Agreement, the Company issued Trilon Dominion a second five-year warrant which became exercisable when the Company and Trilon Dominion agreed to extend the due date of the principal and interest from December 31, 1998 to January 31, 2000. The second warrant entitles Trilon Dominion to purchase 250,000 shares of the Company's authorized but unissued common stock at an exercise price of $0.42 per underlying common share and expires on March 31, 2003.

         On August 5, 1998, September 1, 1998, October 1, 1998, November 2, 1998, December 1, 1998, January 4, 1999, February 1, 1999, and February 28, 1999 the Company and Trilon

Dominion completed Demand Notes at an interest rate of 11.5% to fund the Company's ongoing operations. The August and September notes each were in the amount of $220,000, the October, January and both February notes each were in the amount of $250,000, the November note was in the amount of $240,000 and the December note was in the amount of $260,000.


         Trilon's ownership of shares and warrants on March 29, 1999 are shown under "Principal Shareholders".

         The parties also entered into a Consulting Agreement pursuant to which during the term of the credit facility the Company will pay Trilon $2,000 per month for consulting services rendered, plus travel and other related expenses incurred by Trilon.

         The Company has been informed that the members of Trilon are (i) VC Holdings, Inc. ("VCH"), a Delaware corporation that is Trilon's sole manager and holds 100% of the voting Class A membership interest in Trilon and (ii) Dominion Capital, Inc., which holds 100% of the non-voting Class B membership interest in Trilon. Mr. Ronald Cantwell, the President of Trilon, has been a director and Chairman of the Board of the Company since December 6, 1996.



                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of March 29, 1999 the identity of each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and its beneficial ownership.


                                     AMOUNT AND NATURE OF
   NAME AND ADDRESS OF            BENEFICIAL OWNERSHIP OF     PERCENT OF CLASS OF
    BENEFICIAL OWNER                    COMMON STOCK              COMMON STOCK
Trilon Dominion Partners, LLC            9,416,430                    72.75%
Two Greenwich Plaza, STE 100
Greenwich, CT 06830

         Trilon Dominion Partners, LLC also owns warrants entitling it to purchase the following number of shares of the Company's Common Stock:


                Exercise Date                Expiration Date            Shares              Exercise Price
                -------------                ---------------            ------              --------------
                January 5, 1996              January 5, 2001            100,000             $0.75

                June 30, 1996                January 5, 2001             25,000             $1.75

                September 30, 1996           September 30, 2001         100,000             $1.31

                June 30, 1997                September 30, 2001          25,000             $0.84

                April 15, 1997               April 15, 2002             100,000             $0.44

                September 19, 1997           September 19, 2002         100,000             $0.95

                December 31, 1997            April 15, 2002              25,000             $0.47

                March 31,1998                March 31, 2003             650,000             $0.41

                June 30, 1998                September 19, 2002          25,000             $0.34

                December 31, 1998            December 31, 2003          250,000             $0.42
                                                                      ---------
                                                                      1,400,000

                              SECTION 16 DISCLOSURE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended November 30, 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                          ANNUAL REPORT AND FORM 10-KSB

         The audited financial statements of the Company are included in the Annual Report to Shareholders for the year ended November 30, 1998, enclosed with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

         The Board of Directors has selected the independent accounting firm of Ernst & Young LLP to act as the Company's auditors for the 1999 fiscal year. It is anticipated that representatives of Ernst & Young will be present at the Meeting to make a statement if they so desire and respond to appropriate questions presented at the Meeting.

         A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS AND MAY BE OBTAINED BY WRITING TO MS. KATHLEEN E. TERRY, CHIEF FINANCIAL OFFICER, WILSHIRE TECHNOLOGIES, INC., 5861 EDISON PLACE, CARLSBAD, CALIFORNIA 92008. EXHIBITS TO FORM 10-KSB WILL ALSO BE FURNISHED UPON REQUEST FOR THE COST OF REPRODUCTION.



                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.



                              SHAREHOLDER PROPOSALS

         Any proposals of shareholders that are intended to be presented at next year's Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before January 10, 2000, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.



                                            By Order of the Board of Directors



                                            Kevin T. Mulvihill
                                            Chief Executive Officer

                       THIS PROXY IS SOLICITED ON BEHALF
                          OF THE BOARD OF DIRECTORS OF

                          WILSHIRE TECHNOLOGIES, INC.



      The undersigned Stockholder of Wilshire Technologies, Inc., a California corporation, hereby appoints Kevin Mulvihill and Kathleen Terry and each of them (to act by a majority of those present), or _____________________________, the attorneys and proxies of the undersigned, with power of substitution, to attend the Annual Meeting of Stockholders of said Corporation to be held at the Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037 on May 26, 1999 at 10 o'clock A.M. and at any adjournment or adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present with respect to the matters set forth on the reverse.

This Proxy will be voted as you specify on the reverse. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOME OR ALL OF THE PERSONS NAMED IN THE ACCOMPANYING PROXY STATEMENT WHO WERE NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION AS DIRECTORS OF WILSHIRE TECHNOLOGIES, INC. In the election of directors said proxies shall have discretion and authority to distribute the votes represented by this proxy in such proportions as they shall see fit among the nominees named in the Proxy Statement. If any such nominee is unable or unwilling to serve or is otherwise unavailable, said proxies shall have discretion and authority to vote in accordance with their judgment for other nominees or to distribute such votes in such proportions as they shall see fit among all nominees.


                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          WILSHIRE TECHNOLOGIES, INC.

                                  MAY 26, 1999



                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

        Please mark your
A [X]   votes as in this
        example.


                  Vote FOR the
                election of all      WITHHOLD from
                directors named   voting for election
                    at right         of directors
1.  ELECTION
    OF                [ ]                [ ]          NOMINEES:
    DIRECTORS:                                            Ronald W. Cantwell
                                                          John Van Egmond
INSTRUCTION: To withhold authority to vote                Charles H. Black
for any nominee write that nominee's name                 Joe E. Davis
in the space provided below.                              Ralph V. Whitworth


------------------------------------------



2. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Proposal(1) is discussed in the accompanying Proxy Statement dated April 6, 1999.

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES
NO POSTAGE IF MAILED IN THE U.S.A.

Receipt of copies of the Annual Report to Shareholders, the Notice of the Annual Meeting of Shareholders and the Proxy Statement dated April 6, 1999 is hereby acknowledged.







SIGNATURES                                DATE
          ------------------------------      ----------------
            (Signature of Stockholder)

SIGNATURES                                DATE
          ------------------------------      ----------------
            (Signature of Stockholder)


NOTE: Please sign exactly as your name or names appear. If more than one name appears, all persons so designated should sign. For joint accounts, each joint owner should sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing.